Exhibit 10.1

AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT

AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT, dated as of August 6, 2007 (this “Amendment”), by and between CBRE REALTY FINANCE TRS WAREHOUSE FUNDING, LLC (the “Seller”) and DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH (the “Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

RECITALS

The Seller and Buyer are parties to that certain Master Repurchase Agreement dated as of August 30, 2005 (the “Existing Repurchase Agreement”).

On the date hereof, the Buyer and CBRE Realty Finance Inc. (the “Guarantor”) are executing that certain Waiver and Affirmation of Guaranty (the “Waiver”), pursuant to which the Buyer has waived a financial covenant of the Guarantor.

As a condition to the granting of the Waiver, the Buyer has required, and the Seller has agreed, to the amendment of the Repurchase Date to occur on September 5, 2007 and confirmation that no Eligible Loans will be the subject of new Transactions after the date hereof.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Buyer hereby agree as follows:

SECTION 1. Amendments.

(a) The definition of “Repurchase Date” in the Existing Repurchase Agreement is hereby replaced in its entirety as follows:

“Repurchase Date” means September 5, 2007.

(b) Seller acknowledges and agrees that from and after the date of this Amendment, Buyer shall not have any obligation to enter into new Transactions with respect to Eligible Loans.

SECTION 2. Conditions Precedent. This Amendment and its provisions shall become effective on the first date on which (x) this Amendment is executed and delivered by a duly authorized officer of each of the Seller and the Buyer and (y) the Buyer shall have received the Waiver executed by the Guarantor.

SECTION 3. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER		BUYER

CBRE REALTY FINANCE TRS WAREHOUSE FUNDING, LLC a Delaware limited liability company		DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH

		By:	/s/ Christopher E. Tognola
By:	CBRE Realty Finance TRS, Inc.,	Name:	Christopher E. Tognola
	a Delaware corporation, its sole member	Title:	Managing Director

		By:	/s/ Christine Belbusti
By:	/s/ Michael Angerthal	Name:	Christine Belbusti
Name:	Michael Angerthal	Title:	Director
Title:	Chief Financial Officer